SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

THE GORMAN-RUPP COMPANY

(Name of Registrant as Specified In Its Charter)

ROBERT E. KIRKENDALL, CORPORATE SECRETARY

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND DIRECTORS’ COMMITTEES
AUDIT REVIEW COMMITTEE REPORT
SHAREHOLDINGS BY EXECUTIVE OFFICERS*
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
PENSION AND RETIREMENT BENEFITS
SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG THE GORMAN-RUPP COMPANY, AMEX MARKET INDEX AND PEER GROUP INDEX
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
GENERAL INFORMATION
OTHER BUSINESS

THE GORMAN-RUPP COMPANY

Mansfield, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

       The Annual Meeting of the shareholders of The Gorman-Rupp Company will be held at the Company’s Training Center, 270 West 6th Street, Mansfield, Ohio, on Thursday, April 25, 2002 at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon:

1.	A proposal to fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next annual meeting of shareholders and until their successors are elected;

2.	A proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 2002; and

3.	Such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Shares of record at the close of business on March 15, 2002 are the only shareholders entitled to notice of and to vote at the Meeting.

      Please promptly execute the enclosed proxy and return it in the enclosed envelope (which requires no postage if mailed in the United States), regardless of whether you plan to attend the Meeting.

By Order of the Board of Directors

ROBERT E. KIRKENDALL
Corporate Secretary

March 22, 2002

PROXY STATEMENT

March 22, 2002

SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished to shareholders of The Gorman-Rupp Company in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of the shareholders to be held at the Company’s Training Center, 270 West 6th Street, Mansfield, Ohio, at 10:00 a.m., Eastern Daylight Time, on Thursday, April 25, 2002. Holders of Common Shares of record at the close of business on March 15, 2002 are the only shareholders entitled to notice of and to vote at the Meeting.

      A shareholder, without affecting any vote previously taken, may revoke his proxy by the execution and delivery to the Company of a later proxy with respect to the same shares, or by giving notice to the Company in writing or in open meeting. The presence at the Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

     As of March 15, 2002, the record date for the determination of persons entitled to vote at the Meeting, there were 8,537,553 Common Shares outstanding. Each Common Share is entitled to one vote.

      The mailing address of the principal executive offices of the Company is 305 Bowman Street, Mansfield, Ohio 44903. This Proxy Statement and accompanying proxy are being mailed to shareholders on or about March 22, 2002.

      If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election. Under cumulative voting, a shareholder controls voting power equal to the number of votes which he otherwise would have been entitled to cast multiplied by the number of Directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if so voting should for any reason not be effective to elect all of the nominees named in this Proxy Statement, then such votes will be cast so as to maximize the number of the Board of Directors’ nominees elected to the Board.

ELECTION OF DIRECTORS

(Proposal No. 1)

     All Directors will be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that proxies received will be voted in favor of fixing the number of Directors at eight and for the election of the nominees named below. Each of the nominees is presently a Director of the Company. Dr. Peter B. Lake and Mr. Christopher H. Lake have been selected as nominees at the request of the Rupp family interests. Mr. Jeffrey S. Gorman is the son of Mr. James C. Gorman, and Mr. Christopher H. Lake is the son of Dr. Peter B. Lake.

      In the event that any of the nominees should become unavailable, which the Board of Directors does not anticipate, it is intended that the proxies will be voted in favor of fixing the number of Directors at a lesser number or for a substitute nominee or nominees designated by the Board of Directors, in the discretion of the persons appointed as proxy holders. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

      Based upon information received from the respective nominees as of February 1, 2002, the following information is furnished with respect to each person nominated for election as a Director.

		Shares Owned
	Director	Beneficially	Percent of
Name, Age and	Continuously	at Feb. 1,	Outstanding
Principal Occupation(1)	Since	2002(2)	Shares

James C. Gorman Chairman of the Company. Chief Executive Officer (1968-1996). Age: 77	1946	726,191 (3)	8.51%

William A. Calhoun Retired. Formerly Senior Partner; Calhoun, Kademenous & Heichel Co., L.P.A.; Mansfield, Ohio (Attorneys). Age: 87	1969	6,269	*

		Shares Owned
	Director	Beneficially	Percent of
Name, Age and	Continuously	at Feb. 1,	Outstanding
Principal Occupation(1)	Since	2002(2)	Shares

Jeffrey S. Gorman President and Chief Executive Officer of the Company; General Manager of the Company’s Mansfield Division. Senior Vice President (1996-1998). Age: 49	1989	419,865 (4)	4.92%

Thomas E. Hoaglin Chairman (2001), President and Chief Executive Officer; Huntington Bancshares, Inc.; Columbus, Ohio. Vice Chairman; AmSouth Bancorporation; Birmingham, Alabama (1999-2000). Chairman and Chief Executive Officer; Banc One Services Corporation; Columbus, Ohio (1997-1999). Age: 52	1993 (5)	4,750 (6)	*

Christopher H. Lake Vice President; Dean & Lake Consulting, Inc.; Powder Springs, Georgia. Senior Manager, e-business Services; Red Celsius, Inc.; Alpharetta, Georgia (2000-2001). Principal, Business Innovation Services; IBM; Atlanta, Georgia (1996-2000). Age: 37	2000	9,745 (7)	*

		Shares Owned
	Director	Beneficially		Percent of
Name, Age and	Continuously	at Feb. 1,		Outstanding
Principal Occupation(1)	Since	2002(2)		Shares

Dr. Peter B. Lake President and Chief Executive Officer; SRI Quality System Registrar, Inc.; Wexford, Pennsylvania. Age: 59	1975	12,904	(8)	*

W. Wayne Walston Retired. Formerly Vice President-External Affairs; Sprint; Mansfield, Ohio (Telecommunications). Age: 59	1999	1,942	(9)	*

John A. Walter Retired May 1, 1998. Formerly President (beginning 1989) and Chief Executive Officer (beginning 1996) of the Company. Chief Operating Officer (1993-1996). Age: 68	1989	5,370	(10)	*

  * Represents less than 1% of the outstanding shares.

(1)	Except as otherwise indicated, there has been no change in occupation during the past five years.

(2)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if he has or shares voting power or investment power in respect of such security. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements. Voting power or investment power with respect to shares reflected in the table are not shared with others except as otherwise indicated.

(3)	Includes 271,107 shares owned by Mr. Gorman’s wife and 73,810 shares held in a trust of which Mr. Gorman is a co-trustee. Mr. Gorman has a beneficial interest in 54,472 of the shares held in the trust, considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 873,775 shares beneficially owned by members of Mr. Gorman’s immediate family and 230,892 shares held in trusts of which he and members of his family have beneficial interests. (54,472 of these trust shares are the same shares described above.) Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (3).

(4)	Includes 31,124 shares owned by Mr. Gorman’s wife and 96,003 shares owned by his minor children. Mr. Gorman considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 38,281 shares held in a trust in which Mr. Gorman has a beneficial interest. Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (4).

(5)	Mr. Hoaglin also served as a Director of the Company from 1986 to 1989.

(6)	Includes 2,250 shares as to which Mr. Hoaglin shares voting and investment power.

(7)	Includes 8,505 shares owned by Mr. Lake’s minor children as to which Mr. Lake considers that he shares the voting and investment power with respect thereto, but otherwise disclaims any beneficial interest therein.

(8)	Includes 4,200 shares owned by Mrs. Lake as to which Dr. Lake shares voting and investment power.

(9)	The amount shown in the table excludes 400 shares held in a trust of which Mrs. Walston is trustee and 50 shares owned by Mr. Walston’s adult children. Mr. Walston disclaims beneficial ownership of all of the shares referred to in this note (9).

(10)	The amount shown in the table excludes 2,124 shares held in a trust of which Mrs. Walter is trustee. Mr. Walter disclaims beneficial ownership of all of the shares referred to in this note (10).

BOARD OF DIRECTORS AND DIRECTORS’ COMMITTEES

     During 2001, a total of four regularly scheduled meetings of the Board of Directors and a total of nine meetings of all standing Directors’ Committees were held. All Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by the respective committees on which they served.

      The Board of Directors has four committees: (1) an Audit Review Committee, whose present members are Thomas E. Hoaglin (Chairman), Peter B. Lake and W. Wayne Walston; (2) a Salary

Committee, whose present members are W. Wayne Walston (Chairman), Thomas E. Hoaglin and Christopher H. Lake; (3) a Pension Committee, whose present members are Peter B. Lake (Chairman), William A. Calhoun and John A. Walter; and (4) a Nominating Committee, whose present members are William A. Calhoun (Chairman), Christopher H. Lake and John A. Walter.

      The Audit Review Committee held four meetings in 2001. Its principal functions included reviewing the arrangement and scope of the audit, considering comments made by the independent accountants with respect to internal controls and financial reporting, considering corrective action taken by management, reviewing internal accounting procedures and controls with the Company’s financial and accounting staff, and reviewing non-audit services provided by the independent accountants.

      The Salary Committee held one meeting during 2001. Its principal function was to determine the salaries of the elected officers of the Company, subject to approval by the Board of Directors.

      The Pension Committee held four meetings in 2001. Its principal function was to monitor and assist in the investment of the assets associated with the Company’s pension plan.

      The Nominating Committee did not meet during 2001. When it meets, its principal function is to identify, evaluate and recommend individuals for nomination as new members of the Board of Directors.

      The Nominating Committee has adopted procedures by which to consider suggestions from shareholders for Director nominees. Any shareholder wishing to propose a candidate should deliver a typewritten or legible hand written communication to the Company’s Corporate Secretary. The submission should provide detailed business and personal biographical data about the candidate, and include a brief analysis explaining why the individual is well-qualified to become a Director nominee. All recommendations will be acknowledged by the Corporate Secretary and promptly referred to the Nominating Committee for evaluation.

      Directors who are employees of the Company do not receive any compensation for service as Directors. Each Non-Employee Director receives a fee for each of the Board of Directors meetings attended. The fee was $2,300 for meetings held during 2001. No fees are paid, however, for attendance at committee meetings. Effective May 22, 1997, the Board of Directors adopted a Non-Employee Directors’ Compensation Plan. Under the Plan, as additional compensation for regular services to be performed as a Director, an automatic award of 500 Common Shares (from the Company’s treasury) will be made on each July 1 (through 2006) to each Non-Employee Director then serving on the Board. The award of 500 Common Shares made on July 1, 2001 had a market value of $12,177.

AUDIT REVIEW COMMITTEE REPORT

      The Audit Review Committee has submitted the following report to the Board of Directors:

(i) The Audit Review Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2001 with the Company’s management and the Company’s independent public accountants;

(ii) The Audit Review Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

(iii) The Audit Review Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the issue of independence, including the provision of non-audit services to the Company, with the independent public accountants;

(iv) With respect to the provision of non-audit services to the Company, the Audit Review Committee has obtained a written statement from the Company’s independent public accountants that they have not rendered any non-audit services prohibited by the Securities and Exchange Commission rules relating to auditor independence, and that the delivery of any permitted non-audit services has not and will not impair their independence;

(v) Based upon the review and discussions referred to above, the Audit Review Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to be filed with the Securities and Exchange Commission; and

(vi) In general, the Audit Review Committee has fulfilled its commitments in accordance with its Charter.

Members of the Audit Review Committee are “independent” in accordance with Section 121 of the listing standards of the American Stock Exchange.

      Based upon a recommendation of the Audit Review Committee, the Board of Directors adopted a written Charter for the Audit Review Committee on June 8, 2000. The Charter was set forth as an appendix to the Proxy Statement in 2001. The Charter will again be set forth as an appendix to the Proxy Statement in 2004.

      The foregoing report has been furnished by members of the Audit Review Committee.

/s/ W. WAYNE WALSTON W. Wayne Walston	/s/ THOMAS E. HOAGLIN Thomas E. Hoaglin	/s/ PETER B. LAKE Peter B. Lake
Chairman

SHAREHOLDINGS BY EXECUTIVE OFFICERS*

		Shared Voting
	Shares Owned	and
Name and Principal Position	Beneficially	Investment Power

Kenneth E. Dudley Chief Financial Officer	2,355	2,196
Robert E. Kirkendall Vice President Corporate Development and Secretary	11,822	-0-
William D. Danuloff Vice President Information Services	8,605	6,873
Judith L. Sovine Treasurer	2,242	2,119

      *The table sets forth information received from the executive officers as of February 1, 2002, and all amounts represent less than 1% of the outstanding shares. The shareholdings of Jeffrey S. Gorman are included under the caption “Election of Directors”.

PRINCIPAL SHAREHOLDERS

     The following table sets forth information pertaining to the beneficial ownership of the Company’s Common Shares as of February 1, 2002 by James C. Gorman and as of December 31, 2001 by each other person known to the Company to own beneficially at least five percent of the outstanding Common Shares.

		Number	Percent of
		of Shares	Outstanding
Name and Address	Type of Ownership	Owned	Shares

James C. Gorman	Sole voting and investment power	381,274	4.47%
305 Bowman Street Mansfield, Ohio 44903	Shared voting and investment power	344,917	4.04%

	Total	726,191	8.51%

		Number		Percent of
		of Shares		Outstanding
Name and Address	Type of Ownership	Owned		Shares

Pioneer Global Asset	Sole voting power	512,957		6.00%
Management S.P.A.	Sole investment power	512,957		6.00%
Galleria San Carlo 6	Shared voting power	-0-		—
20122 Milan, Italy	Shared investment power	-0-		—

	Total	512,957	(1)	6.00%

Tweedy, Browne	As investment adviser with sole	725,946		8.50%
Company LLC	voting power
350 Park Avenue	As investment adviser with sole	771,426		9.02%
New York, New York	investment power
10022	As investment adviser with shared	-0-		—
	voting power
	As investment adviser with shared	-0-		—
	investment power

	Total	771,426	(1)	9.02%

All Directors and Executive		1,213,731	(2)	14.22%
Officers as a group
(13 persons)

(1)	This figure represents the aggregate amount of Common Shares beneficially owned. Of the aggregate amount, however, some shares are subject to sole voting power but shared or no investment power, and some shares are subject to sole investment power but shared or no voting power. Consequently, the sum of this column does not equal the aggregate amount shown.

(2)	Includes 498,187 shares as to which voting and investment power are shared.

EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999 of those persons who were, at December 31, 2001, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the “Named Officers”).

Summary Compensation Table

					Long-Term		All Other
	Annual Compensation(1)(2)				Compensation		Compensation(3)

					Stock	Long-term
					Options/	Incentive
Name and Principal Position	Year	Salary	Bonus	Other	SARs	Payouts		Total

Jeffrey S. Gorman	2001	$178,333	$103,000	$156	–0–	–0–	$2,619	$284,108
President and Chief	2000	173,334	103,000	1,106	–0–	–0–	1,882	279,322
Executive Officer	1999	166,667	94,500	1,356	–0–	–0–	1,222	263,745

Kenneth E. Dudley	2001	113,667	38,000	760	–0–	–0–	2,321	154,748
Chief Financial Officer	2000	109,667	38,000	1,317	–0–	–0–	1,870	150,854
	1999	106,000	34,500	1,064	–0–	–0–	1,133	142,697

Robert E. Kirkendall	2001	103,333	38,000	1,381	–0–	–0–	1,719	144,433
Vice President Corporate	2000	98,667	35,000	1,381	–0–	–0–	1,698	136,746
Development and Secretary	1999	95,000	30,000	1,381	–0–	–0–	1,011	127,392

William D. Danuloff	2001	97,500	31,000	156	–0–	–0–	1,606	130,262
Vice President	2000	94,333	31,000	156	–0–	–0–	1,571	127,060
Information Systems	1999	91,000	28,500	156	–0–	–0–	957	120,613

Judith L. Sovine	2001	90,833	31,000	1,086	–0–	–0–	1,514	124,433
Treasurer	2000	84,500	28,000	964	–0–	–0–	1,420	114,884
	1999	81,667	24,500	836	–0–	–0–	856	107,859

(1)	The Company sponsors The Gorman-Rupp Company 401(k) Plan. Substantially all the employees of the Company, including the executive officers and the employees of Patterson Pump Company (a wholly owned subsidiary), are eligible to participate in the 401(k) Plan. Each participant in the 401(k) Plan may make before-tax contributions to the Plan of up to 15% of compensation, but not in excess of the maximum annual amount permitted by the Internal Revenue Code. The maximum annual amount was $10,000 for 1999, and $10,500 for 2000 and 2001. In 2002, it will be $11,000. Before-tax contributions made to the 401(k) Plan qualify for deferred tax treatment under Section 401(k) of the Code. The Company makes matching contributions on a monthly basis for each participant who is an employee on the last day of the month equal to 20% (40% as of August 1, 2000, but only in the Company’s Common Shares) of the first 4% of the participant’s before-tax contributions made during the month. The participant’s before-tax contributions and the Company’s matching contributions are nonforfeitable, but are subject to special nondiscrimination tests imposed by the Code. If the tests are not satisfied, contributions by or for highly compensated employees are reduced. Each participant (or the beneficiary of a deceased participant) receives the full amount allocated to a participant’s account upon any termination of the participant’s employment. During 2001, a total of $2,267,436, consisting of both participant before-tax contributions and Company matching contributions, was allocated to participants’ accounts under the 401(k) Plan, including an aggregate amount of $50,688 to the accounts of the executive officers which is included in the compensation shown in the table. The amounts allocated during 2001 to the accounts of the executive officers named in the table are as follows: Mr. J. S. Gorman ($13,118); Mr. Dudley ($12,821); Mr. Kirkendall ($7,090); Mr. Danuloff ($7,628); and Ms. Sovine ($10,031).

(2)	The pension plan in which the Company’s executive officers participate is a defined benefit plan covering substantially all employees of the Company and Patterson Pump Company; and the amounts of contributions or accruals applicable to the individual participants therein cannot be readily calculated. The aggregate contributions made to such plan for the benefit of the Company’s executive officers amount to approximately 3% of the total contributions made on behalf of all participants covered by the plan.

In general, a participant’s monthly benefit under the pension plan is determined by multiplying 1.1% of his final average monthly compensation by the number of his credited years and months of service. A participant’s final average monthly compensation is one-twelfth of the average annual compensation of the participant for the last 10 years of the participant’s employment with the Company (or Patterson Pump Company) or, if less than 10, for his actual years of such employment. The compensation covered by the pension plan for 2001 is identical to the compensation set forth in the table, except that the plan does not cover profit-sharing bonuses or amounts labeled “other” in the table received by any executive officer, as well as any compensation in excess of $170,000. However, compensation covered by the pension plan does include any before-tax contributions made by the participant to the 401(k) Plan. The benefit amounts applicable to each individual participant are not subject to any deduction for Social Security benefits or other offset amounts.

As of November 1, 2001, the executive officers had the following number of credited full years of service under the Company’s pension plan: Mr. J.S. Gorman– 23; Mr. Dudley– 45; Mr. Kirkendall– 23; Mr. Danuloff– 30; and Ms. Sovine– 22. As of November 1, 2001, the estimated annual benefits payable at age 65 upon retirement to Messrs. Gorman, Dudley, Kirkendall, Danuloff and Ms. Sovine are $34,660, $48,608, $22,188, $27,686 and $17,702, respectively.

(3)	Amounts contributed by the Company on behalf of the Named Officers to the 401(k) Plan.

PENSION AND RETIREMENT BENEFITS

     The following table shows the estimated annual benefits under the Company’s pension plan which would have been payable to employees in various compensation classifications upon retirement in 2001 at age 65 after selected periods of service.

Final Average
Annual Pay
at Age 65*	10 Years	20 Years	30 Years	40 Years

$25,000	$2,750	$5,500	$8,250	$11,000
50,000	5,500	11,000	16,500	22,000
75,000	8,250	16,500	24,750	33,000
100,000	11,000	22,000	33,000	44,000
125,000	13,750	27,500	41,250	55,000
150,000	16,500	33,000	49,500	66,000
170,000	18,700	37,400	56,100	74,800

* Compensation in excess of $170,000 ($200,000, effective November 1, 2002) is not taken into account under the pension plan.

SALARY COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under the supervision of the Salary Committee of the Board of Directors, the Company has developed compensation policies which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company’s senior managers with those of its shareholders. In addition to these goals, annual base salaries are generally set somewhat below competitive levels so that the Company relies to a large degree on annual incentive compensation to retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. The incentive compensation is closely tied to corporate and individual performances in a manner that encourages a long and continuing focus on building profitability and shareholder value.

      Based on an evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving improvements in long-term financial performance and that the compensation policies the Committee administers have contributed to achieving this management focus.

      Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual incentive compensation or profit sharing. The base salaries are fixed at levels somewhat below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar businesses as the Company. The annual incentive compensation is more closely tied to the Company’s success in achieving significant financial and non-financial performance goals. The Committee considers the total compensation of each of the Named Officers and the other senior executives in establishing the elements of compensation.

      In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with modifications considered appropriate, an annual salary for the Company’s senior executives (other than the Chief Executive Officer). Salaries are developed under the ultimate direction of the Chief Executive Officer based upon industry and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. The Committee independently reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in leading the Company.

      At the beginning of each year, performance objectives for purposes of determining annual profit sharing are established based upon operating earnings. At the end of each year, performance against these objectives is determined by an arithmetic calculation. In determining the profit sharing in 2001 for eligible employees, including the Named Officers, the Committee reviews management’s recommendations with the Chief Executive Officer based on individual performance. The results of these evaluations are considered by the Salary Committee and the Board of Directors when determining the amounts to be awarded as profit sharing (which appear as “Bonus” in the Summary Compensation Table on page 12).

      The Committee believes that its past awards of performance have successfully focused the Company’s senior management on building continued profitability and shareholder value.

      The foregoing report has been furnished by members of the Salary Committee.

/s/ THOMAS E. HOAGLIN Thomas E. Hoaglin	/s/ W. WAYNE WALSTON W. Wayne Walston Chairman	/s/ CHRISTOPHER H. LAKE Christopher H. Lake

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Shares against the cumulative total return of the American Stock Exchange Market Value Index and a Peer Group Index for the period of five fiscal years commencing January 1, 1997 and ending December 31, 2001. The issuers in the Peer Group Index were selected on a line-of-business basis by reference to SIC Code 3561— Pumps and Pumping Equipment. The Peer Group Index is composed of the following issuers: Ampco-Pittsburgh Corp., Flowserve Corp., Graco Inc., Idex Corp., Met-Pro Corp., Robbins & Myers Inc. and Roper Industries Inc., in addition to the Company.

COMPARISON OF 5-YEAR CUMULATIVE
TOTAL RETURN
AMONG THE GORMAN-RUPP COMPANY,
AMEX MARKET INDEX
AND PEER GROUP INDEX

	The Gorman-Rupp Co.	Peer Group Index	AMEX Market Index

1996	100	100	100
1997	160.16	134.17	120.33
1998	131.16	115.58	118.69
1999	142.26	149.23	147.98
2000	151.89	161.39	146.16
2001	233.67	207.9	139.43

• ASSUMES $100 INVESTED ON JAN. 1, 1997

• ASSUMES DIVIDEND REINVESTED
• FISCAL YEAR ENDING DEC. 31, 2001

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

     A proposal will be presented at the Meeting to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company during the year ending December 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

      The Company paid Ernst & Young LLP the following fees in connection with the Company’s fiscal year ending December 31, 2001:

      Audit Fees — $199,000. Audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s interim financial statements included in its quarterly reports on Form 10-Q.

      Financial Information Systems Design and Implementation Fees — $0. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation or other information technology services.

      All Other Fees — $301,000. These fees consist of the aggregate fees billed for all other non-audit services rendered to the Company, including accounting advisory services, acquisition due diligence, pension audits, SEC registration statements and tax-related services. The Audit Review Committee of the Board of Directors has considered various non-audit factors and believes that the provision of these services to the Company is compatible with maintaining the independence of Ernst & Young LLP.

      Ratification by the shareholders of the appointment of Ernst & Young LLP is not required by law. However, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants would be considered by the Directors in determining whether to continue the engagement of Ernst & Young LLP. Even if the appointment is ratified, the Board of Directors may, in its discretion, select a different firm of independent public accountants for the Company at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

      The Directors recommend a vote FOR Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants.

GENERAL INFORMATION

     The Company’s 2001 annual report to shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of the Company.

      The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telecopy by a few officers or regular employees of the Company. No separate compensation will be paid for the solicitation of proxies, although the Company may reimburse brokers and other persons holding Common Shares in their names or in the names of nominees for their expenses in sending proxy material to the beneficial owners of such Common Shares.

      Any proposal by a shareholder intended to be presented at the 2003 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy of the Company relating to such meeting on or before November 23, 2002. If a shareholder proposal is received after February 25, 2003, the proxy holders may use their discretionary voting authority if and when the proposal is raised at such annual meeting, without any discussion of the matter in the proxy statement.

OTHER BUSINESS

     Financial and other reports will be submitted to the Meeting, but it is not intended that any action will be taken in respect thereof. The Board of Directors is not aware of any matters other than those referred to in this Proxy Statement which might be brought before the Meeting for action, but if any such other matters should arise, it is intended that the persons appointed as proxy holders will vote or act thereon in accordance with their own judgment.

      You are urged to date, sign and return your proxy promptly. For your convenience, enclosed is a self-addressed return envelope requiring no postage if mailed in the United States.

By Order of the Board of Directors

ROBERT E. KIRKENDALL
Corporate Secretary

March 22, 2002

    THE GORMAN-RUPP COMPANY
    305 Bowman Street - Mansfield, Ohio 44903
    -----------------------------------------

                      THIS PROXY IS SOLICITED ON BEHALF
                                      OF
                            THE BOARD OF DIRECTORS

        The undersigned hereby appoints James C. Gorman, Robert E.
    Kirkendall and Jeffrey S. Gorman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of The Gorman-Rupp Company Common Shares held of record on March 15, 2002 by the undersigned at the Annual Meeting of the shareholders to be held on April 25, 2002, or at any adjournment thereof, as follows:

    THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 1.

      1. ELECTION OF DIRECTORS
         Fixing the number of Directors at 8 and electing                        WITHHOLD
         all nominees listed (except as marked to the contrary below)            AUTHORITY
                                                                              to vote for all
         (INSTRUCTION: To withhold authority                           FOR    nominees listed
         to vote for any individual nominee, write his name below.)    [ ]          [ ]
NOMINEES FOR
DIRECTORS:
JAMES C. GORMAN
WILLIAM A. CALHOUN
JEFFREY S. GORMAN
THOMAS E. HOAGLIN
CHRISTOPHER H. LAKE
DR. PETER B. LAKE
W. WAYNE WALSTON
JOHN A. WALTER
                   -----------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSAL NO. 2.

         2. RATIFICATION OF THE APPOINTMENT OF ERNST &        FOR    AGAINST  ABSTAIN
            YOUNG LLP as independent public accountants       [ ]      [ ]      [ ]

PROXY                    (Sign and date on other side)
COMMON
SHARES                    (Continued from other side)

         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
         DIRECTED BY THE UNDERSIGNED SHAREHOLDER; IF NO DIRECTION IS MADE,
         THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; and if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign.

                                                  Date:                , 2002

                                                  ---------------------------

                                                  ---------------------------
                                                  Signature of Shareholder(s)

         [ ] Please check this box if you plan to attend the Meeting.